Exhibit 99.3
FOR IMMEDIATE RELEASE
FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Completes Conversion of 24 First Bank Branches in Chicago
Acquisition of George Washington Savings Bank Adds to Chicago Platform
Akron, Ohio (February 22, 2010) — FirstMerit Corporation (Nasdaq: FMER) has successfully converted all 24 Chicago-area First Bank branches to the FirstMerit brand. All branches opened as FirstMerit on Saturday morning, February 20, 2010.
The conversion of the First Bank branches over the weekend coincided with FirstMerit’s acquisition of George Washington Savings Bank and its four Chicagoland branches. FirstMerit acquired George Washington from the FDIC on Friday, February 19, 2010.
“We are excited to enter Chicago with a solid platform of conveniently located branches,” said Paul G. Greig, chairman, president and CEO of FirstMerit. “As one of the country’s strongest and most stable banks, we are looking forward to helping our new Chicago customers achieve their financial goals. The transition to FirstMerit will be virtually seamless for existing customers of both First Bank and George Washington.”
FirstMerit’s Chicago region will be led by a strong, existing leadership team. “Pete Gillespie will head the Chicago region as he did at First Bank. Between the strength of that team and the combined 65 years in Chicago banking experience that Gillespie, our chief credit officer, Bill Richgels, and I have, we are confident that FirstMerit will become a bank of choice in this vibrant market,” said Greig.
All branches are open, staffed with faces familiar to existing customers. As FirstMerit rolls out new debit cards, credit cards and checking materials, customers may still use their existing cards and checks.

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FirstMerit Completes Chicago Conversion / Page 2
Serving its customers and communities is the driver of the company’s super-community bank model. FirstMerit has been recognized for three consecutive years as best service provider in Ohio by J.D. Power and Associates. In addition, it has been recognized nationally and regionally for excellence in small business banking by Greenwich Associates and has received an “Outstanding” ranking from the Office of the Comptroller of the Currency for its Community Reinvestment Act performance.
In addition to the acquisition of First Bank’s Chicago branch network, announced in November 2009, FirstMerit also acquired the Midwest asset-based loan (ABL) business and the staff to service those loans from an affiliate of St. Louis-based First Bank. That separate acquisition closed in December 2009. FirstMerit now has ABL offices in Akron, Cleveland, Cincinnati, Chicago and St. Louis.
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
About FirstMerit
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.5 billion as of December 31, 2009 and 158 banking offices and 172 ATMs in 25 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
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